EXHIBIT 3.2


                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DENTO-MED INDUSTRIES, INC.


         Under Section 805 of the Business Corporation Law, the undersigned Harvey Tauman and Chadhury M. Prasad being the President and Secretary, respectively, of Dento-Med Industries, Inc. do hereby certify and set forth:

                  (1) The name of the Corporation (the "Corporation") is Dento-Med Industries, Inc.

                  (2) The Certificate of Incorporation of the Corporation was filed by the Department of State on January 30, 1948 under the name of Oral-Craft, Inc.

                  (3) The Certificate of Incorporation of the Corporation is hereby amended, pursuant to Section 801(b) (7) of the Business Corporation Law to affect an increase in the aggregate number of shares of authorized Common Stock, par value $.01, ("Common Stock") which the Corporation shall have authority to issue from 15,000,000 shares to 30,000,000 shares.

                  (4) The first paragraph of Article 3 of the Certificate of Incorporation is hereby amended to read as follows:

                  "3. The total number of shares which the Corporation shall have authority to issue is 30,000,000, all of which are one class and are of the par value of one cent ($.01) per share."

                  (5) The foregoing Amendment to the Certificate of Incorporation was authorized by the vote at a meeting of the Board of Directors of the Corporation followed by a vote at a meeting of the Shareholders held on July 12, 1984.

IN WITNESS WHEREOF, we have executed this Certificate and affirm the truth of the statements herein set forth under penalty of perjury this 31 day of August, 1984.


                                       By: /s/: HARVEY TAUMAN
                                           ------------------
                                           HARVEY TAUMAN, President

                                       By: /s/: CHAUDHURY MUKESH PRASAD
                                           ----------------------------
                                           CHAUDHURY M. PRASAD, Secretary


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